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                                                                     EXHIBIT 3.4

                                YOUCENTRIC, INC.

                           AMENDED AND RESTATED BYLAWS


                                    ARTICLE I
                                     OFFICES

         SECTION 1. PRINCIPAL OFFICE. The principal office of YOUcentric, Inc. (hereinafter, the "Corporation") shall be located in Mecklenburg County, North Carolina or such other place as is designated by the Board of Directors.

                                   ARTICLE II
                                  SHAREHOLDERS

         SECTION 1. PLACE OF MEETINGS. All meetings of shareholders shall be held at the principal office of the Corporation or at such other place, either within or without the State of North Carolina, as shall be designated by the Board of Directors.

         SECTION 2. ANNUAL MEETINGS OF SHAREHOLDERS. The annual meeting of shareholders shall be held each year on a date and time designated by the Board of Directors for the purpose of electing Directors of the Corporation and for the transaction of such other business as may be properly brought before the meeting. Any previously scheduled annual meeting of the shareholders may be postponed by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such annual meeting of the shareholders.

         SECTION 3. SUBSTITUTE ANNUAL MEETING. If the annual meeting shall not be held as provided in these Bylaws, a substitute annual meeting may be called in accordance with the provisions of Paragraph 4 of this Article II. A meeting so called shall be designated and treated for all purposes as the annual meeting.

         SECTION 4. SPECIAL MEETINGS. A special meeting of the shareholders may be called at any time by the Chairman of the Board of Directors or by a majority of the directors, but such special meetings may not be called by any other person or persons. Any previously scheduled special meeting of the shareholders may be postponed by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such special meeting of the shareholders.

         SECTION 5. NOTICE OF SHAREHOLDERS' MEETINGS. Written or printed notice stating the time and place of the meeting shall be delivered not less than ten
(10) nor more than sixty (60) days before the date thereof, either personally or by mail, by or at the direction of the Chairman of the Board of Directors or the President or Secretary of the Corporation to each shareholder of record entitled to vote at such meeting.

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         In the case of an annual or substitute annual meeting, the notice of meeting need not specifically state the business to be transacted thereat unless it is a matter, other than election of Directors, on which the vote of shareholders is expressly required by the provisions of the North Carolina Business Corporation Act. In the case of a special meeting, the notice of meeting shall specifically state the purpose or purposes for which the meeting is called.

         When a meeting is adjourned for one hundred twenty (120) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. When a meeting is adjourned for less than one hundred twenty (120) days in any one adjournment, it is not necessary to give any notice of the adjourned meeting other than by announcement at the meeting at which the adjournment is taken.

         SECTION 6. SHAREHOLDERS LIST. After fixing the record date for a meeting, the Secretary of the Corporation shall prepare an alphabetical list of the shareholders entitled to notice of such meeting or any adjournment thereof, arranged by voting group, class and series, with the address of and number of shares held by each. Such list shall be kept on file at the principal office of the Corporation, or at a place identified in the meeting notice in the city where the meeting will be held, beginning two (2) business days after notice of such meeting is given and continuing through the meeting, and on written demand shall be subject to inspection or copying by any shareholder, his agent or attorney at any time during regular business hours. This list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder, his agent or attorney during the entire time of the meeting.

         SECTION 7. QUORUM.

                  (a) Unless otherwise provided by law, a majority of the votes entitled to be cast on a matter by a separate voting group shall constitute a quorum of such voting group on that matter at a meeting of the shareholders. A separate voting group may only take action on a matter at a meeting if a quorum of those shares are present with respect to that matter. In the absence of a quorum at the opening of any meeting of shareholders, such meeting may be adjourned from time to time by the vote of a majority of the shares voting on the motion to adjourn, but no other business may be transacted until and unless a quorum is present. When a quorum is present at any adjourned meeting, any business may be transacted which might have been transacted at the original meeting. If a quorum is present at the original meeting, a quorum need not be present at an adjourned meeting to transact business.

                  (b) At a meeting at which a quorum is present, a separate voting group may continue to do business until adjournment, notwithstanding the withdrawal of sufficient shareholders to leave less than a quorum of the separate voting group.

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         SECTION 8. VOTING OF SHARES AND VOTING GROUPS.

                  (a) Except as otherwise provided by the Articles of Incorporation or by law, each outstanding share having voting rights shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. All shares entitled to vote and be counted together collectively on a matter as provided by the Articles of Incorporation or by the North Carolina Business Corporation Act shall constitute a single voting group. Additional required voting groups shall be determined in accordance with the Articles of Incorporation, the Bylaws and the North Carolina Business Corporation Act.

                  (b) Except in the election of Directors, at a shareholder meeting duly held and at which a quorum is present, action on a matter by a voting group shall be approved if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action, unless the vote by a greater number is required by law or by the Articles of Incorporation or Bylaws. For such actions, abstentions shall not be treated as negative votes. Corporate action on such matters shall be taken only when approved by each and every voting group entitled to vote as a separate voting group on such matter as provided by the Articles of Incorporation or Bylaws or by the North Carolina Business Corporation Act.

                  (c) Shares of the Corporation shall not be entitled to vote if they are owned, directly or indirectly, by another corporation in which the Corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of the second corporation; provided that this provision does not limit the power of the Corporation to vote its own shares held by it in a fiduciary capacity.

         SECTION 9. INFORMAL ACTION BY SHAREHOLDERS. Any action which is required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the persons who would be entitled to vote upon such action at a meeting and filed with the Secretary of the Corporation to be kept in the corporate minute book, whether done before or after the action so taken. Such consent shall have the same force and effect as a unanimous vote of shareholders. Any shareholder may retract his consent until the last shareholder entitled to vote has signed the appropriate written consent and all consents have been delivered to the Secretary of the Corporation. When notice of a proposed action is required to be given to nonvoting shareholders as provided in Paragraph 5(a) of Article II of these Bylaws, the Corporation shall give the nonvoting shareholders notice at least ten (10) days before action is taken in lieu of a meeting by unanimous consent of the voting shareholders. Such notice to nonvoting shareholders shall contain or be accompanied by any material that would have been required to be sent to the nonvoting shareholders in a notice of meeting at which the proposed action would have been submitted to the shareholders for action.

         SECTION 10. PROXIES. At all meetings of shareholders, shares may be voted either in person or by one or more agents authorized by a written proxy executed by the shareholder or his duly authorized attorney-in-fact. A telegram, cablegram, wireless message or photogram appearing to have been transmitted by a shareholder, or a photographic, photostatic or equivalent

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reproduction of a writing appointing one or more agents shall be deemed a written proxy within the meaning of this section.

         The Board of Directors, in its discretion, or the officer of the corporation presiding at a meeting of shareholders, in such officer's discretion, may require that any votes cast at such meeting shall be cast by written ballot.

         SECTION 11. INSPECTORS OF ELECTION.

                  (a) Appointment of Inspectors of Election. In advance of any meeting of shareholders, the Board of Directors may appoint one or more persons, other than nominees for office, as inspectors of election to act at such meeting or any adjournment thereof. If inspectors of election are not so appointed, the chairman of any such meeting may appoint inspectors of election at the meeting. The number of inspectors shall be either one or three. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the Board of Directors in advance of the meeting or at the meeting by the person acting as chairman.

                  (b) Duties of Inspectors. The inspectors of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes, ballots or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical.

                  (c) Report of Inspectors. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any fact found by them. Any report or certificate made by them shall be a prima facie evidence of the facts stated therein.

         SECTION 12. DIRECTOR NOMINATION AND SHAREHOLDER BUSINESS BYLAW.

         (A)      Annual Meetings of Shareholders.

                  (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (a) pursuant to the Corporation's notice of meeting, (b) by or at the direction of the Board of Directors or
                           (c) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice provided for in this bylaw, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this bylaw.

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                  (2)      For nominations or other business to be properly
                           brought before an annual meeting by a shareholder pursuant to clause (c) of paragraph (A)(1) of this bylaw, the shareholder must have given timely notice thereof in writing to the secretary of the Corporation and such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder's notice shall be delivered to the secretary at the principal executive offices of the Corporation not less than the close of business on the 120th calendar day in advance of the first anniversary of the date the Corporation's proxy statement was released to security holders in connection with the preceding year's annual meeting; provided, however, that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) calendar days from the date contemplated at the time of the previous year's proxy statement, a proposal shall be received by the Corporation no later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public announcement of the date of the meeting was made, whichever comes first. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder's notice as described above. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to applicable federal securities laws, including, without limitation, Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner.

                  (3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this bylaw to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors

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                           at least 70 days prior to the first anniversary of
                           the date of the preceding years annual meeting, a shareholders notice required by this bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

         (B) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall be brought before the meeting pursuant to the corporation's notice of meeting. A shareholder's nomination of one or more persons for election to the Board of Directors shall only be permitted to be made at a special meeting of shareholders if: (i) the Corporation's notice of such meeting specified that directors are to be elected at such special meeting; (ii) such shareholder was a shareholder of record entitled to vote at the meeting at the time of giving of notice provided for in this bylaw; and (iii) if such shareholder complies with the notice procedures set forth in this bylaw. In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting, if the shareholder's notice required by paragraph (A)(2) of this bylaw shall be delivered to the secretary at the principal executive offices of the Corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a shareholder's notice as described above.

         (C) General.

                  (1) Only such persons who are nominated in accordance with the procedures set forth in this bylaw shall be eligible to serve as directors. Except as otherwise provided by law, the certificate of incorporation or these Bylaws, the chairman of the meeting shall have the power and authority to determine the procedures of a meeting of shareholders, including, without limitation, the authority to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this bylaw and, if any proposed nomination or business is not in compliance with this bylaw, to declare that such defective proposal or nomination shall be disregarded.

                  (2) For purposes of this bylaw, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed

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                           by the Corporation with the Securities and Exchange
                           Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                  (3) Notwithstanding the foregoing provisions of this bylaw, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this bylaw. Nothing in this bylaw shall be deemed to affect any rights (i) of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of preferred stock, if any, to elect directors under certain circumstances.

                                   ARTICLE III
                                    DIRECTORS

         SECTION 1. POWERS. The business and affairs of the Corporation shall be managed by the Board of Directors.

         SECTION 2. NUMBER; TERM OF OFFICE AND QUALIFICATION OF DIRECTORS. The number of directors which shall constitute the whole Board of Directors shall not be less than one (1) nor more than fifteen (15). The Board of Directors as of the date of these amended and restated Bylaws shall consist of seven (7) directors. Thereafter, within the minimum and the maximum, the number of directors may be fixed or changed from time to time by the shareholders or the Board of Directors. Each director shall hold office until his death, resignation, retirement, removal, disqualification or his successor is elected and qualifies. Directors need not be residents of the State of North Carolina or shareholders of the Corporation.

         SECTION 3. ELECTION AND TERM OF OFFICE OF DIRECTORS. Except as provided in Section 5 of this Article III, Directors shall be elected at the annual meeting of shareholders or a special meeting of shareholders; and those persons who receive the highest number of votes at a meeting at which a quorum is present shall be deemed to have been elected.

         SECTION 4. REMOVAL. Directors may be removed from office only for cause by a vote of shareholders holding a majority of the outstanding shares entitled to vote at an election of Directors provided the notice of the shareholders' meeting at which such action is to be taken states that a purpose of the meeting is removal of the director and the number of votes cast to remove the director exceeds the number of votes cast not to remove him.

         SECTION 5. VACANCIES. A vacancy occurring in the Board of Directors, including, without limitation, a vacancy created by an increase in the authorized number of Directors or resulting from the shareholders' failure to elect the full authorized number of Directors, may be filled by the Board of Directors or if the Directors remaining in office constitute less than a quorum of the Directors, they may fill the vacancy by the affirmative vote of a majority of all remaining Directors or by the sole remaining director. If the vacant office was held by a director elected by a voting group, only the remaining director or directors elected by that voting group or the

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holders of shares of that voting group are entitled to fill the vacancy. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. The shareholders may elect a director at any time to fill any vacancy not filled by the directors.

         SECTION 6. FEES AND COMPENSATION OF DIRECTORS. Directors and members of committees of the Board of Director may receive such compensation, if any, for their services and such reimbursement of expenses, as may be fixed or determined by resolution of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation for such services.

         SECTION 7. CHAIRMAN. There may be a Chairman of the Board of Directors elected by the directors from their number at any meeting of the Board of Directors. The Chairman shall serve as an officer of the Corporation as provided in Article V and shall preside at all meetings of the Board of Directors and of shareholders and perform such other duties as may be directed by the Board of Directors. In the absence of a Chairman of the Board of Directors is elected, the President of the Corporation shall preside at the meetings of the Board of Directors and shareholders.

                                   ARTICLE IV
                              MEETINGS OF DIRECTORS

         SECTION 1. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held immediately after, and at the same place as, the annual meeting of the shareholders. In addition, to the annual meeting of the Board of Directors, there shall be three regular meetings of the Board of Directors to be held at the offices of the Corporation or at such other place as may be designated by the Chairman of the Board or the President in August and November (on the third Tuesday thereof after the closing of the corporation's previous fiscal month) and on the last Tuesday in January prior to close of each fiscal year. The Chairman of the Board may designate the time of the meetings.

         SECTION 2. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chairman, President or any two directors. Such meetings may be held within or without the State of North Carolina.

         SECTION 3. NOTICE OF MEETINGS. Regular meetings of the Board of Directors may be held without notice.

         The person or persons calling a special meeting of the Board of Directors shall, at least two days before the meeting, give notice thereof by any usual means of communication. Such notice need not specify the purpose for which the meeting is called.

         Attendance by a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called.

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         SECTION 4. QUORUM. A majority of the directors fixed by these Bylaws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

         SECTION 5. MANNER OF ACTING. Except as otherwise provided in this section, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         SECTION 6. INFORMAL ACTION BY DIRECTORS. Action taken by a majority of the directors without a meeting is nevertheless Board action if written consent to the action in question is signed by all the directors and filed with the minutes of the proceedings of the Board, whether done before or after the action so taken.

         SECTION 7. MEETING BY TELEPHONE. Any one or more members of any such committee may participate in a meeting of the committee by means of a conference telephone or similar communications device which allows all persons participating in the meeting to hear each other and such participation in a meeting shall be deemed presence in person at such meeting.

                                    ARTICLE V
                                   COMMITTEES

         SECTION 1.  COMMITTEES OF DIRECTORS.

                  (a) The Board of Directors, by resolution adopted by a majority of the number of directors then in office, may designate from among its members an Executive Committee and one or more other committees, each consisting of two or more directors and each of which, to the extent authorized by law or provided in the resolution, shall have and may exercise all of the authority of the Board of Directors, except no such committee shall have authority as to the following matters: (1) the dissolution, merger or consolidation of the Corporation; or the sale, lease or exchange of all or substantially all of the property of the Corporation; (2) the designation of any such committee or the filling of vacancies in the Board of Directors or in any such committee; (3) distributions, reacquisitions of shares or issuance or sale of shares, except as provided by the North Carolina Business Corporation Act; (4) the adoption or repeal of the Bylaws or the amendment of the Bylaws or the Articles of Incorporation; and (5) the amendment or repeal of any resolution of the Board of Directors which by its terms shall not be so amendable or repealable.

                  (b) Any resolutions adopted or other action taken by any such committee within the scope of the authority delegated to it by the Board of Directors shall be deemed for all purposes to be adopted or taken by the Board of Directors. The designation of any committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility or liability imposed upon it or him by law.

                  (c) Regular meetings of any such committee may be held without notice at such time and place as such committee may fix from time to time by resolution. Special

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meetings of any such committee may be called by any member thereof upon not less than one day's notice stating the place, date and hour of such meeting, which notice may be written or oral and if mailed, shall be deemed to be delivered when deposited in the United States mail addressed to any member of the committee at his business address. Any member of any committee may in a signed writing waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of any committee need not state the business proposed to be transacted at the meeting.

                  (d) A majority of the members of any such committee shall constitute a quorum for the transaction of business at any meeting thereof and actions of such committee must be authorized by the affirmative vote of a majority of the members present at the meeting at which a quorum is present.

                  (e) Any member of any such committee may be removed at any time with or without cause by resolution adopted by a majority of the Board of Directors.

                  (f) Any such committee shall elect a presiding officer from among its members and may fix its own rules of procedure which shall not be inconsistent with these Bylaws. It shall keep regular minutes of its proceedings and report the same to the Board of Directors for its information at the meeting thereof held next after the proceedings shall have been taken.

                                   ARTICLE VI
                                    OFFICERS

         SECTION 1. NUMBER. The officers of the Corporation shall consist of a President, a Secretary, a Treasurer, and such Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers as may be appointed by the Board of Directors or otherwise provided in these Bylaws. Any two or more offices may be held by the same person but no officer may act in more than one capacity where action of two or more officers is required.

         SECTION 2. ELECTION AND TERM. The officers of the Corporation shall be appointed from time to time by the Board of Directors; provided, that the Board of Directors may authorize a duly appointed officer to appoint one or more other officers or assistant officers, other than appointment of the Chief Executive Officer, if such an officer shall have been appointed, or, in the absence of such an officer, the President. Each office shall serve at the pleasure of the Board of Directors. Except for the Chief Executive Officer, if such an officer shall have been appointed, or, in the absence of such an officer, the President, no officer need be a member of the Board of Directors.

         SECTION 3. REMOVAL. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board whenever in its judgment the best interests of the Corporation will be served thereby; but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

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         SECTION 4. COMPENSATION. The compensation of all officers of the
Corporation shall be fixed by the Board of Directors and no officer shall serve the Corporation in any other capacity and receive compensation therefor unless such additional compensation be authorized by the Board of Directors.

         SECTION 5. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer, if such an officer shall have been appointed, shall be the chief executive officer of the Corporation and shall, subject to the control of the Board of Directors and the Chairman of the Board of Directors, if such an officer shall have been appointed, have general supervision, direction and control of the business and affairs of the Corporation. He shall, in the absence of a Chairman of the Board of Directors, preside at all meetings of the Board of Directors and of the shareholders. He shall have the general powers and duties of management usually vested in the office of the chief executive officer of a Corporation, and shall have such other powers and perform such other duties as from time to time may be prescribed by the Board of Directors, the Chairman of the Board of Directors, if such an officer shall have been appointed, or these Bylaws.

         SECTION 6. PRESIDENT. In the absence or disability of the Chief Executive Officer, the President shall perform all the duties of the Chief Executive Officer and when so acting shall have the power of, and be subject to all the restrictions upon, the Chief Executive Officer. The President shall have such other powers and perform such other duties as from time to time may be prescribed for the president by the Board of Directors or these Bylaws.

         SECTION 7. VICE PRESIDENTS. The Vice Presidents in the order of their appointment, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of that office. In addition, they shall perform such duties and have such other powers as the Board of Directors shall prescribe.

         SECTION 8. SECRETARY. The Secretary shall keep accurate records of the acts and proceedings of all meetings of stockholders and directors. He shall give all notices required by law and by these Bylaws. He shall have general charge of the corporate books and records and of the corporate seal, and he shall affix the corporate seal to any lawfully executed instrument requiring it. He shall have general charge of the stock transfer books of the Corporation and shall keep, at the registered office and the principal office of the Corporation, a record of stockholders showing the name and address of each stockholder and the number and class of shares of stock held by each. He shall sign such instruments as may require his signature, and in general, shall perform all duties incident to the office of Secretary and such other duties as may be assigned him from time to time by the President or by the Board of Directors.

         SECTION 9. TREASURER. The Treasurer shall have custody of all funds and securities belonging to the Corporation and shall receive, deposit and disburse the same under the direction of the Board of Directors. He shall keep full and accurate accounts of the finances of the Corporation in books especially provided for that purpose; and he shall cause a true statement of its assets and liabilities as of the close of each fiscal year and of the results of its operations and of changes in surplus for such fiscal year, all in reasonable detail, including particulars as to convertible securities then outstanding, to be made and filed at the registered office and the principal office of the

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Corporation within four months after the end of such fiscal year. The statement so filed shall be kept available for inspection by any stockholder for a period of ten years; and the Treasurer shall mail or otherwise deliver a copy of the latest such statement to any stockholder upon his written request therefor. The Treasurer shall, in general, perform all duties incident to his office and such other duties as may be assigned to him from time to time by the President or by the Board of Directors.

         SECTION 10. ASSISTANT SECRETARIES AND TREASURERS. The Assistant Secretaries and Assistant Treasurers shall, in the absence or disability of the Secretary or the Treasurer, respectively, perform the duties and exercise the powers of those offices, and they shall, in general, perform such other duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

         SECTION 11. BONDS. The Board of Directors may by resolution require any or all officers, agents and employees of the Corporation to give bond to the Corporation, with sufficient sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with such other conditions as may from time to time be required by the Board of Directors.

         SECTION 12. REPAYMENT AGREEMENT. Any payments made to an officer of the Corporation such as salary, commission, bonus, interest, rent, or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer to the Corporation to the full extent of such disallowance. It shall be the duty of the directors, as a board, to enforce payment of each amount disallowed. In lieu of payment by the officer, subject to the determination of the directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the Corporation has been recovered.

                                   ARTICLE VII
                                 INDEMNIFICATION

         SECTION 1. EXPENSES AND LIABILITIES.

         (A) Any person who at any time serves or has served (1) as a director, officer, employee or agent of the Corporation, (2) at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, or (3) at the request of the Corporation as a trustee or administrator under an employee benefit plan, shall have a right to be indemnified by the Corporation to the fullest extent from time to time permitted by law against Liability and Expenses in any Proceeding (including without limitation a Proceeding brought by or on behalf of the Corporation itself) arising out of his or her status as such or activities in any of the foregoing capacities or results from him being called as a witness at a time when he has not been made a named defendant or respondent to any Proceeding.

         (B) The Board of Directors of the Corporation shall take all such action as may be necessary and appropriate to authorize the Corporation to pay the indemnification required by

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this provision, including without limitation, to the extent needed, making a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnity due him.

         (C) Any person who at any time serves or has served in any of the aforesaid capacities for or on behalf of the Corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the rights provided for herein. Any repeal or modification of these indemnification provisions shall not affect any rights or obligations existing at the time of such repeal or modification. The rights provided for herein shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from this provision.

         (D) The rights granted herein shall not be limited by the provisions contained in Sections 55-8-51 through 55-8-56 of the North Carolina General Statutes or any successor to such statute.

         SECTION 2. ADVANCE PAYMENT OF EXPENSES. The Corporation shall (upon receipt of an undertaking by or on behalf of the director, officer, employee or agent involved to repay the Expenses described herein unless it shall ultimately be determined that he or she is entitled to be indemnified by the Corporation against such Expenses) pay Expenses incurred by such director, officer, employee or agent in defending a Proceeding or appearing as a witness at a time when he or she has not been named as a defendant or a respondent with respect thereto in advance of the final disposition of such Proceeding.

         SECTION 3. INSURANCE. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability.

         SECTION 4. DEFINITIONS. The following terms as used in this Article shall have the following meanings. "Proceeding" means any threatened, pending or completed action, suit, or proceeding and any appeal therein (and any inquiry or investigation that could lead to such action, suit, or proceeding), whether civil, criminal, administrative, investigative or arbitrative and whether formal or informal. "Expenses" means expenses of every kind, including counsel fees. "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), reasonable expenses incurred with respect to a Proceeding, and all reasonable expenses incurred in enforcing the indemnification rights provided herein. "Director" includes the estate or personal representative of a director. "Corporation" shall include any domestic or foreign predecessor of this Corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

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                                  ARTICLE VIII
                          CONTRACTS, LOANS AND DEPOSITS

         SECTION 1. CONTRACTS. The Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument on behalf of the Corporation, and such authority may be general or confined to specific instances.

         SECTION 2. CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money issued in the name of the Corporation shall be signed by such officer or officers, or agent or agents, of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

         SECTION 3. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such depository or depositories as the Board of Directors shall direct.

                                   ARTICLE IX
                   CERTIFICATES FOR SHARES AND OTHER TRANSFER

         SECTION 1. CERTIFICATES FOR SHARES. If shares of the Corporation are represented by certificates, in such form as required by law and as determined by the Board of Directors, such certificates shall be issued to every shareholder for the fully paid shares owned by him. These certificates shall be signed by the President or any Vice President or a person who has been designated as the Chief Executive Officer of the Corporation and by the Secretary, Assistant Secretary, Treasurer or Assistant Treasurer and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of any such officers upon a certificate may be facsimiles or may be engraved or printed. In case any officer who has signed or whose facsimile or other signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue. The certificates shall be consecutively numbered or otherwise identified; and the name and address of the persons to whom they are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation.

         SECTION 2. TRANSFER OF SHARES. Transfer of shares shall be made on the stock transfer books of the Corporation only upon surrender of the certificates for the shares sought to be transferred by the record holder thereof or by his duly authorized agent, transferee or legal representative. All certificates surrendered for transfer shall be cancelled before new certificates for the transferred shares shall be issued.

         SECTION 3. TRANSFER AGENT AND REGISTRAR. The Board of Directors may appoint one or more transfer agents and one or more registrars of transfer and may require all stock certificates to be signed or countersigned by the transfer agent and registered by the registrar of transfers.

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

         SECTION 4. RECORD DATE.

                  (a) For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof or entitled to receive payment of any dividend or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case not to be more than seventy
(70) days before the meeting or action requiring a determination of shareholders.

                  (b) If no record date is fixed by the Board of Directors for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders or of shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

                  (c) When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this paragraph, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

         SECTION 5. LOST CERTIFICATES. The Board of Directors may authorize the issuance of a new share certificate in place of a certificate claimed to have been lost or destroyed, upon receipt of an affidavit of such fact from the person claiming the loss or destruction. When authorizing such issuance of a new certificate, the Board of Directors may require the claimant to give the Corporation a bond in such sum as it may direct to indemnify the Corporation against loss from any claim with respect to the certificate claimed to have been lost or destroyed; or the Board of Directors may, by resolution reciting that the circumstances justify such action, authorize the issuance of the new certificate without requiring such a bond.

         SECTION 6. BYLAW AMENDMENTS.

                  (a) Except as otherwise provided herein or by law, these Bylaws may be amended or repealed and new Bylaws may be adopted by the Board of Directors.

                  (b) The Board of Directors shall have no power to adopt a
Bylaw: (i) changing the statutory requirement for a quorum of directors or action by directors or changing the statutory requirement for a quorum of shareholders or action by shareholders; (ii) providing for the management of the Corporation otherwise than by the Board of Directors or the committees thereof;
(iii) except as may be otherwise provided in Article III, Section 2 of these Bylaws, increasing or decreasing the fixed number for the size of the Board of Directors or range of directors, or change from a fixed number to a range, or vice versa; or (4) classifying and staggering the election of directors.

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                  (c) No Bylaw adopted, amended or repealed by the shareholders may be readopted, amended or repealed by the Board of Directors, except to the extent that the Articles of Incorporation or a Bylaw adopted by the shareholders authorizes the Board of Directors to adopt, amend or repeal that particular Bylaw or the Bylaws generally.

                                    ARTICLE X
                                   AMENDMENTS

         SECTION 1. AMENDMENT. The Bylaws, or any of them, may be rescinded, altered, amended, modified or repealed, and new Bylaws may be made or adopted by the Board of Directors or by the shareholders at any annual or special meeting of shareholders, provided that notice of such proposed rescission, alteration, amendment, modification, repeal or adoption is given in the notice of the annual or special meeting; provided, however, that the Bylaws can only be amended if such amendment would not conflict with the certificate of incorporation. Any bylaw made or altered by the requisite number of shareholders may be altered or repealed by the Board of Directors or may be altered or repealed by the requisite number of shareholders.

                                   ARTICLE XI
                               GENERAL PROVISIONS

         SECTION 1. DISTRIBUTIONS. The Board of Directors may from time to time declare, and the Corporation may pay, distributions and share dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and by its Articles of Incorporation.

         SECTION 2. SEAL. The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form of as may be approved from time to time by the Board of Directors. Such seal may be an impression or stamp and may be used by the officers of the Corporation by causing it, or a facsimile thereof, to be impressed or affixed or in any other manner reproduced. In addition to any form of seal adopted by the Board of Directors, the officers of the Corporation may use as the corporate seal a seal in the form of a circle containing the name of the Corporation and the state of its incorporation (or an abbreviation thereof) on the circumference and the word "Seal" in the center.

         SECTION 3. FISCAL YEAR. The fiscal year of the Corporation shall be determined by the Board of Directors.

         SECTION 4. NORTH CAROLINA SHAREHOLDER PROTECTION ACT AND CONTROL SHARE ACQUISITION ACT. The provisions of Article 9 and Article 9A of the North Carolina Business Corporation Act entitled "The North Carolina Shareholder Protection Act" and the "The North Carolina Control Share Acquisition Act," respectively, shall not be applicable to the Corporation.

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